EXHIBIT 99.1

OPENWAVE GROWS REVENUE 43% IN THIRD QUARTER

Customer Demand and Growing Marketplace Fuels Growth

REDWOOD CITY, Calif. — April 27, 2005 — Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that revenues for its third fiscal quarter ended March 31, 2005 were $106.3 million, an increase of $12.8 million, or 14%, from $93.5 million during the preceding quarter ended December 31, 2004 and an increase of $32.1 million, or 43%, from $74.2 million during the March quarter in the preceding year.

“Coming off last quarter’s strong performance, we are pleased to show continued growth and improving financial fundamentals,” said David Peterschmidt, president and CEO of Openwave. “Robust customer demand for both our client and server software by handset manufacturers, carriers and service providers fueled this quarter’s results and we expect Openwave client software to be incorporated into more than one billion phones worldwide by the end of the next quarter. Our market is seeing rapid growth and Openwave is well positioned to become the core for any communication across broadband, wireless and handset devices.”

On a GAAP basis, net loss for the third fiscal quarter ended March 31, 2005 was $2.6 million or $0.04 per share, compared to net income of $1.9 million or $0.03 per diluted share for the preceding quarter and a net loss of $5.7 million or $0.09 per share for the March quarter in the preceding year. Net income on a non-GAAP basis, which excludes amortization of intangibles and acquisition-related stock-based compensation, and restructuring and related costs, for the third fiscal quarter ended March 31, 2005 was $4.7 million, or $0.07 per diluted share, compared with $4.6 million, or $0.07 per diluted share in the prior quarter. A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

At March 31, 2005, the Company had cash, cash equivalents, short-term and long-term investments totaling $274.5 million, of which $25.8 million is set aside as restricted cash. Net cash used in operating activities during the three months ended March 31, 2005 was $0.9 million, which included $2.9 million of cash used for restructuring liabilities.

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Page 2 of 7 — Openwave Reports Third Quarter Fiscal 2005

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern time today to discuss its financial results for its fiscal third quarter ended March 31, 2005. Interested parties may access the conference call over the Internet through the Company’s web site at www.openwave.com or by telephone at (888) 423-3275 or (651) 291-0618 (international). A replay of the conference call will be available for one week beginning at 8:30 p.m. eastern time on April 27 by calling (800) 475-6701. The replay can be accessed internationally by calling (320) 365-3844. Reservation number: 778710.

A live webcast of the call, together with supplemental financial information, will also be available on the Quarterly Earnings section of Openwave’s website at http://investor.Openwave.com/medialist.cfm for at least 12 months.

Non-GAAP Measure

The company’s stated results include a non-GAAP measure, non-GAAP net income (loss), which excludes amortization of intangibles and acquisition-related stock-based compensation, and restructuring and related costs. The company considers this to be an important measure because it provides a useful measure of the operational performance of the company and is used by the company’s management for that purpose. In addition, investors often use a measure such as this to evaluate the financial performance of a company. Non-GAAP net income (loss) results are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading independent provider of open software products and services for the communications industry. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Openwave is a global company headquartered in Redwood City, California. For more information please visit www.openwave.com.

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Page 3 of 7 — Openwave Reports Third Quarter Fiscal 2005

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave does not expect to, and disclaims any obligation to, update such statements. Openwave, however, reserves the right to update such statements or any portion thereof at any time for any reason.

In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development, technical difficulties that may be encountered in the development or use of our software, and potential infringement claims by third parties; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the ability to recruit and retain qualified, experienced employees; (f) the willingness of communication service providers to invest and improve their data networks; (g) the ability to successfully partner with other companies; (h) the ability to acquire additional companies and technologies and integrate such acquisitions; (i) increased global competition and pricing pressure on our products; (j) technological changes and developments; (k) general risks of the Internet and wireless and wireline telecommunications sectors; and (l) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2004, and any subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com.

Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

INVESTOR CONTACTS: Mike Bishop Senior Manager, Investor Relations Openwave Systems Inc. 650-480-4461	MEDIA CONTACT: Candace Locklear Senior PR Manager Openwave Systems Inc. 650-480-4316

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Page 4 of 7 — Openwave Reports Third Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	March 31, 2005	June 30, 2004
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$226,462	$269,771
Accounts receivable, net	121,174	78,421
Other current assets	25,913	15,694

Total current assets	373,549	363,886
Property and equipment, net	24,865	30,552
Long-term investments	22,200	44,663
Restricted cash	25,794	27,384
Intangibles, net and other assets	38,374	9,300
Goodwill	44,073	723

	$528,855	$476,508

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,853	$4,697
Note payable	3,805	—
Accrued liabilities	49,636	36,679
Accrued restructuring costs	8,235	10,429
Deferred revenue	59,138	60,662

Total current liabilities	127,667	112,467

Accrued restructuring costs, less current portion	32,761	38,838
Deferred revenue, less current portion	4,222	1,321
Deferred rent obligations	4,874	4,308
Deferred tax liability, less current portion, net	7,254	—
Convertible subordinated notes, net	147,161	146,542

Total liabilities	323,939	303,476

Total stockholders’ equity	204,916	173,032

	$528,855	$476,508

Page 5 of 7 — Openwave Reports Third Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004	March 31, 2005	March 31, 2004
Revenues:
License	$48,417	$45,791	$38,437	$132,393	$108,820
Maintenance and support services	24,460	22,847	20,523	68,805	62,991
Professional services	20,657	14,950	14,450	52,425	33,588
Project/Systems	12,732	9,947	817	29,746	8,570

Total revenues	106,266	93,535	74,227	283,369	213,969

Cost of revenues:
License	408	1,090	1,027	1,579	4,051
Maintenance and support services	9,064	6,948	6,435	22,649	18,477
Professional services	15,133	13,220	11,439	40,648	27,420
Project/Systems	8,281	6,181	772	17,513	4,883
Amortization of intangible assets	1,692	1,409	645	4,242	2,444

Total cost of revenues	34,578	28,848	20,318	86,631	57,275

Gross profit	71,688	64,687	53,909	196,738	156,694

Operating Expenses:
Research and development	25,330	22,282	23,625	69,617	72,976
Sales and marketing	26,144	25,376	25,479	74,441	74,169
General and administrative	12,190	11,493	7,621	33,881	26,071
Restructuring and other related costs	4,468	585	726	5,960	2,996
Stock-based compensation	1,011	1,232	938	2,837	2,427
Amortization of other intangible assets	772	755	67	2,052	202

Total operating expenses	69,915	61,723	58,456	188,788	178,841

Operating income (loss)	1,773	2,964	(4,547)	7,950	(22,147)
Interest and other expense, net	(1,397)	1,600	(133)	(40)	529

Income (loss) before provision for income taxes	376	4,564	(4,680)	7,910	(21,618)
Income taxes	2,990	2,698	1,058	7,701	7,496

Net income (loss)	$(2,614)	$1,866	$(5,738)	$209	$(29,114)

Basic net income (loss) per share	$(0.04)	$0.03	$(0.09)	$0.00	$(0.47)

Diluted net income (loss) per share	$(0.04)	$0.03	$(0.09)	$0.00	$(0.47)

Shares used in computing basic net income (loss) per share	67,131	66,073	63,233	66,115	61,756

Shares used in computing diluted net income (loss) per share	67,131	70,340	63,233	69,775	61,756

Page 6 of 7 — Openwave Reports Third Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Nine Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004	March 31, 2005	March 31, 2004
Reconciliation between GAAP net income (loss) and Non-GAAP:
GAAP net income (loss)	$(2,614)	$1,866	$(5,738)	$209	$(29,114)
Add back:
Restructuring and other related costs	4,468	585	726	5,960	2,996
Amortization of acquisition-related intangibles	2,464	2,164	712	6,294	2,646
Amortization of acquisition-related stock-based compensation	339	—	—	339	—

Non-GAAP net income (loss)	$4,657	$4,615	$(4,300)	$12,802	$(23,472)

Basic earnings (net loss) per share	$(0.04)	$0.03	$(0.09)	$0.00	$(0.47)
Add back:
Restructuring and other related costs	0.06	0.01	0.01	0.09	0.05
Amortization of acquisition-related intangibles	0.04	0.03	0.01	0.09	0.04
Amortization of acquisition-related stock-based compensation	0.01	—	—	0.01	—

Non-GAAP net income (loss)	$0.07	$0.07	$(0.07)	$0.19	$(0.38)

Shares used in computing basic earnings (net loss) per share	67,131	66,073	63,233	66,115	61,756
Diluted earnings (net loss) per share	$(0.04)	$0.03	$(0.09)	$0.00	$(0.47)
Add back:
Restructuring and other related costs	0.06	0.01	0.01	0.09	0.05
Amortization of acquisition-related intangibles	0.04	0.03	0.01	0.09	0.04
Amortization of acquisition-related stock-based compensation	0.01	—	—	0.00	—

Non-GAAP net income (loss) per share	$0.07	$0.07	$(0.07)	$0.18	$(0.38)

Shares used in computing diluted earnings (net loss) per share	71,245	70,340	63,233	69,775	61,756

Page 7 of 7 — Openwave Reports Third Quarter Fiscal 2005

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Nine Months Ended
	March 31, 2005	December 31, 2004	March 31, 2004	March 31, 2005	March 31, 2004
Cash flows from operating activities:
Net income (loss)	$(2,614)	$1,866	$(5,738)	$209	$(29,114)
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization of intangibles and stock-based compensation	6,328	6,140	6,263	17,415	21,298
Provision for (recovery of) doubtful accounts	(40)	1,069	(1,377)	2,130	(1,280)
Noncash charges related to restructured property and equipment	4,468	805	75	5,273	813
Other non-cash expenses, net	338	413	325	1,022	894
Changes in operating assets and liabilities, net of effect of acquisitions	(9,363)	(12,197)	(15,096)	(43,299)	(40,227)

Net cash used for operating activities	(883)	(1,904)	(15,548)	(17,250)	(47,616)

Cash flows from investing activities:
Purchases of property and equipment, net	(3,046)	(3,395)	(494)	(8,067)	(2,720)
Purchases of intangible assets	—	(450)	—	(450)	—
Acquisitions, net of cash acquired	(5,190)	(408)	—	(52,031)	—
Proceeds from short-term investments, net	5,851	11,148	3,582	15,941	(64,205)
Proceeds (purchases) of long-term investments, net	535	(209)	(50,150)	258	(43,253)
Restricted cash and investments, and non-marketable securities	1,938	(952)	2,123	781	(5,294)

Net cash used for investing activities	88	5,734	(44,939)	(43,568)	(115,472)

Cash flows from financing activities:
Net proceeds from issuance of common stock	4,295	6,159	7,947	11,221	16,336
Net proceeds from issuance of convertible debt	—	—	—	—	145,672
Other, net	—	—	(4)	(4)	52

Cash provided by financing activities	4,295	6,159	7,943	11,217	162,060

Effect of exchange rates on cash and cash equivalents	(676)	842	—	(61)	—

Net increase (decrease) in cash and cash equivalents	2,824	10,831	(52,544)	(49,662)	(1,028)
Cash and cash equivalents at beginning of period	100,983	90,152	147,845	153,469	96,329

Cash and cash equivalents at end of period	$103,807	$100,983	$95,301	$103,807	$95,301

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